                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  April 24, 1998
                               --------------------
                                  Date of Report
                         (Date of Earliest Event Reported)


                             TAVA TECHNOLOGIES, INC.
            ------------------------------------------------------------
               (Exact name of Registrant as specified in its charter)


             Colorado                  0-19167              84-1042227
  -------------------------------    -----------         ----------------
  (State or other jurisdiction of    (Commission         (I.R.S. Employer
  incorporation or organization)      File No.)            I.D. Number)


   7887 E. Belleview Avenue, Suite 820
              Englewood, CO                                    80111
----------------------------------------                    -----------
(Address of principal executive offices)                    (zip code)


                                 (303) 771-9794
               ----------------------------------------------------
               (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     Effective at close of business on April 24, 1998, TAVA Technologies, Inc. redeemed 16,323 Redeemable Common Stock Purchase Warrants (NASDAQ Small-Cap "TAVAW"), representing all publicly held Warrants which had not been exercised prior to that date.

     As of March 12, 1998, there were 633,100 Warrants outstanding. On March 13, 1998, the Company issued a call for redemption for all of its outstanding Warrants. During the redemption period, 616,777 Warrants were exercised at a price of $3.50 per share, from which TAVA will realize gross proceeds of $2,158,719. TAVA intends to use these proceeds for general working capital purposes.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Topro, Inc.

Date: April 28, 1998                        By: /s/ Douglas H. Kelsall
                                               -------------------------------
                                            Douglas H. Kelsall, Vice President
                                            and CFO






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